UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, Robert G. Barbieri, Chief Financial Officer of The TriZetto Group, Inc. (the “Company”), departed the Company for personal reasons, effective immediately. Mr. Barbieri’s departure was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company has initiated a selection process for a new Chief Financial Officer that will consider both internal and external candidates.

A copy of the press release announcing Mr. Barbieri’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 29, 2008, the Board of Directors of the Company appointed Carl J. W. Long II as the Company’s Principal Accounting Officer. Mr. Long, 41, joined us in May 2007 as our Vice President and Controller. From June 2005 to April 2007, Mr. Long served as Corporate Controller for Mellanox Technologies, Ltd, a leading supplier of semiconductor-based interconnect products. From October 2000 to June 2005, Mr. Long held the position of Group Director of Finance for Cadence Design Systems, Inc., a leading EDA technologies and semiconductor design services company. From July 1996 to October 2000, Mr. Long was a Principal Consultant with PriceWaterhouseCoopers LLP. Prior thereto, Mr. Long served as the Assistant Director for Pastor International, a European-based consultancy, from October 1993 to July 1995 and as a member of the United States Air Force from May 1989 to October 1993. Mr. Long received his B.S. in Economics from the United States Air Force Academy in 1989 and his M.B.A. from the Katz Graduate School of Business in 1996. Mr. Long received his Certified Public Accountant Certificate from the State of California in 2004.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated May 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: May 2, 2008	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated May 2, 2008